Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2019 THIRD-QUARTER FINANCIAL RESULTS;

RAISES GUIDANCE FOR FISCAL 2019

•                  Net Sales, Excluding Levothyroxine, Continues Sequential Quarterly Growth

•                  4 New Product Launches in the Quarter; More Launches Expected in Q4

•                  Cost Reduction Program Nearly Complete

•                  Cash Balance of $205 Million at March 31, After Purchases of $24 Million of Term Loans

Philadelphia, PA — May 6, 2019 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2019 third quarter ended March 31, 2019.

“Our solid third quarter financial results reflect continued growth of our core business,” said Tim Crew, chief executive officer of Lannett.  “Excluding sales of Levothyroxine, net sales have progressed from $101 million to $105 million to $118 million in the first, second and third quarters, respectively, representing 17% growth from the first to the third quarter.  This growth has largely been fueled by the launch of new products, while maintaining our base business.

“We remain quite positive about our progress and outlook.  During March, we purchased approximately $24 million of our Term Loans in open market transactions, and still had more than $200 million in cash at quarter end.  Our cost reduction program is nearly complete and we expect to enter fiscal 2020 positioned with a cost structure approximately $33 million lower than the recent past.  And, with our ongoing investment in product development, combined with our product acquisition efforts, we expect to continue to both augment our offering and replenish our pipeline.  Our ongoing goal is to add approximately $75 million of new product revenues annually.”

For the fiscal 2019 third quarter, on a GAAP basis, net sales were $172.8 million compared with $174.4 million for the third quarter of fiscal 2018.  Gross profit was $65.3 million, or 38% of total net sales, compared with $67.1 million, or 38% of total net sales.  Research and development (R&D) expenses were $9.8 million compared with $2.7 million for the fiscal 2018 third quarter.  Selling, general and administrative (SG&A) expenses were $21.6 million compared with $14.1 million.  Restructuring expenses were $0.5 million compared with $1.4 million.  Operating income was $33.4 million compared with $33.3 million.  Interest expense decreased to $21.5 million from $22.8 million for the third quarter of fiscal 2018.  Net income was $10.6 million, or $0.27 per diluted share, compared with $12.8 million, or $0.33 per diluted share, for the fiscal 2018 third quarter.

For the fiscal 2019 third quarter reported on a Non-GAAP basis, net sales were $172.8 million compared with $174.4 million for the third quarter of fiscal 2018.  Adjusted gross profit was $77.0 million, or 45% of adjusted net sales, compared with $76.7 million, or 44% of adjusted net sales, for the prior-year third quarter.  Adjusted R&D expenses were $9.1 million compared with $2.7 million.  Adjusted SG&A expenses were $17.5 million compared with $14.1 million.  Adjusted operating income was $50.4 million compared with $59.8 million for the prior-year third quarter.  Adjusted interest expense was $17.0 million compared with $16.2 million for the third quarter of fiscal 2018.  Adjusted net income was $26.6 million, or $0.68 per diluted share, compared with $30.5 million, or $0.80 per diluted share, for the fiscal 2018 third quarter.

Guidance for Fiscal 2019

Based on its current outlook, the company has raised its estimates, as follows:

	GAAP	Adjusted
Net sales	$640 million to $645 million, up from $615 million to $635 million	$640 million to $645 million, up from $615 million to $635 million
Gross margin %	Approximately 37%, changed from 37% to 38%	Approximately 44%, changed from 44% to 45%
R&D expense	$37 million to $38 million, up from $35 million to $37 million	$35 million to $36 million, up from $33 million to $35 million
SG&A expense	$82 million to $84 million, up from $78 million to $81 million	$70 million to $71 million, up from $66 million to $69 million
Restructuring expense	$2 million to $3 million, down from $3 million to $4 million	$—
Asset impairment charges	$369 million, unchanged	$—
Interest and other	$84 million to $85 million, down from $84 million to $86 million	$65 million to $66 million, down from $66 million to $68 million
Effective tax rate	Approximately 22%, changed from 22% to 23%	Approximately 23%, changed from 22% to 23%
Capital expenditures	$28 million to $31 million, down from $30 million to $35 million	$28 million to $31 million, down from $30 million to $35 million

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2019 third quarter ended March 31, 2019.  The conference call will be available to interested parties by dialing 877-261-8992 from the U.S. or Canada, or 847-619-6548 from international locations, passcode 48589492.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  Management uses these measures internally for evaluating its operating performance.  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) acquisition and integration-related expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications — see financial schedule below for net sales by medical indication.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, successfully launching and commercializing recently acquired and previously approved products, adding approximately $75 million of new revenues annually, achieving expected savings from the cost reduction program, successfully consummating transactions with new and existing alliance partners and successfully launching and commercializing products included therein, and achieving the financial metrics stated in the company’s guidance for fiscal 2019, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2019	June 30, 2018

ASSETS
Current assets:
Cash and cash equivalents	$205,207	$98,586
Accounts receivable, net	151,804	252,651
Inventories	136,352	141,635
Prepaid income taxes	101	15,159
Assets held for sale	14,644	13,976
Other current assets	7,246	4,863
Total current assets	515,354	526,870
Property, plant and equipment, net	193,121	233,247
Intangible assets, net	401,973	424,425
Goodwill	—	339,566
Deferred tax assets	102,541	22,063
Other assets	18,620	29,133
TOTAL ASSETS	$1,231,609	$1,575,304

LIABILITIES
Current liabilities:
Accounts payable	$31,564	$56,767
Accrued expenses	8,423	7,425
Accrued payroll and payroll-related expenses	18,677	7,819
Rebates payable	41,873	49,400
Royalties payable	10,423	5,955
Restructuring liability	270	6,706
Liabilities held for sale	847	—
Short-term borrowings and current portion of long-term debt	66,845	66,845
Total current liabilities	178,922	200,917
Long-term debt, net	711,341	772,425
Other liabilities	2,046	3,047
TOTAL LIABILITIES	892,309	976,389

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 38,858,670 and 38,256,839 shares issued; 37,908,587 and 37,380,517 shares outstanding at March 31, 2019 and June 30, 2018, respectively)	39	38
Additional paid-in capital	314,591	306,817
Retained earnings	39,661	306,464
Accumulated other comprehensive loss	(571)	(515)
Treasury stock (950,083 and 876,322 shares at March 31, 2019 and June 30, 2018, respectively)	(14,420)	(13,889)
Total stockholders’ equity	339,300	598,915
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,231,609	$1,575,304

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2019	2018	2019	2018

Net sales	$172,794	$174,386	$521,566	$513,652
Cost of sales	99,571	99,036	303,012	267,503
Amortization of intangibles	7,906	8,293	24,286	23,971
Gross profit	65,317	67,057	194,268	222,178
Operating expenses:
Research and development expenses	9,838	2,730	29,371	20,861
Selling, general and administrative expenses	21,649	14,112	65,434	61,643
Acquisition and integration-related expenses	—	—	—	83
Restructuring expenses	452	1,421	1,687	2,983
Loss on sale of intangible asset	—	15,514	—	15,514
Asset impairment charges	—	—	369,499	—
Total operating expenses	31,939	33,777	465,991	101,084
Operating income (loss)	33,378	33,280	(271,723)	121,094
Other income (loss):
Investment income	925	719	1,860	4,208
Interest expense	(21,485)	(22,842)	(64,430)	(64,440)
Loss on extinguishment of debt	(413)	—	(413)	—
Other	(401)	(662)	(1,409)	2,473
Total other loss	(21,374)	(22,785)	(64,392)	(57,759)
Income (loss) before income tax	12,004	10,495	(336,115)	63,335
Income tax expense (benefit)	1,359	(2,275)	(71,594)	23,286
Net income (loss)	$10,645	$12,770	$(264,521)	$40,049

Earnings (loss) per common share:
Basic	$0.28	$0.34	$(7.01)	$1.08
Diluted	$0.27	$0.33	$(7.01)	$1.05

Weighted average common shares outstanding:
Basic	37,842,224	37,136,945	37,729,099	37,064,781
Diluted	39,330,847	38,287,005	37,729,099	38,112,193

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended March 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (k)
GAAP Reported	$172,794	$99,571	$7,906	$65,317	38%	$9,838	$21,649	$452	$33,378	$(21,374)	$12,004	$1,359	$10,645	$0.27
Adjustments:
Amortization of intangibles (a)	—	—	(7,906)	7,906		—	—	—	7,906	—	7,906	—	7,906
Cody API business Held for Sale (b)	—	(1,342)	—	1,342		(775)	(979)	—	3,096	—	3,096	—	3,096
Depreciation on capitalized software costs (c)	—	—	—	—		—	(1,058)	—	1,058	—	1,058	—	1,058
Legal and financial advisory costs (d)	—	—	—	—		—	(961)	—	961	—	961	—	961
Decommissioning of Philadelphia sites (e)	—	(1,760)	—	1,760		—	—	—	1,760	—	1,760	—	1,760
Restructuring expenses (f)	—	—	—	—		—	—	(452)	452	—	452	—	452
Non-cash interest (g)	—	—	—	—		—	—	—	—	4,514	4,514	—	4,514
Loss on extinguishment of debt (h)	—	—	—	—		—	—	—	—	413	413	—	413
Other (i)	—	(625)	—	625		—	(1,188)	—	1,813	352	2,165	—	2,165
Tax adjustments (j)	—	—	—	—		—	—	—	—	—	—	6,363	(6,363)

Non-GAAP Adjusted	$172,794	$95,844	$—	$76,950	45%	$9,063	$17,463	$—	$50,424	$(16,095)	$34,329	$7,722	$26,607	$0.68

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(b)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives
(e)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(f)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To exclude the loss on extinguishment of debt related to open market repurchases of Term Loans
(i)

To primarily exclude separation costs related to the Company’s cost reduction plan, a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, as well as a write-down of certain assets related to the Company’s foreign subsidiary

(j)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended March 31, 2019 is 39,330,847 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Three months ended March 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Operating income	Other income (loss)	Income before income tax	Income tax expense (benefit)	Net income	Diluted earnings per share (g)
GAAP Reported	$174,386	$99,036	$8,293	$67,057	38%	$2,730	$14,112	$—	$1,421	15,514	$33,280	$(22,785)	$10,495	$(2,275)	$12,770	$0.33
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(1,335)	—	1,335		—	—	—	—	—	1,335	—	1,335	—	1,335
Amortization of intangibles (b)	—	—	(8,293)	8,293		—	—	—	—	—	8,293	—	8,293	—	8,293
Restructuring expenses (c)	—	—	—	—		—	—	—	(1,421)	—	1,421	—	1,421	—	1,421
Loss on sale of intangible asset (d)	—	—	—	—		—	—	—	—	(15,514)	15,514		15,514	—	15,514
Non-cash interest (e)	—	—	—	—		—	—	—	—	—	—	6,642	6,642	—	6,642
Tax adjustments (f)	—	—	—	—		—	—	—	—	—	—	—	—	15,508	(15,508)

Non-GAAP Adjusted	$174,386	$97,701	$—	$76,685	44%	$2,730	$14,112	$—	$—	$—	$59,843	$(16,143)	$43,700	$13,233	$30,467	$0.80

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude expenses associated with the 2016 Restructuring Plan
(d)	To exclude a loss realized on a sale of an intangible asset
(e)	To exclude non-cash interest expense primarily associated with debt issuance costs
(f)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates

(g)	The weighted average share number for the three months ended March 31, 2018 is 38,287,005 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Nine months ended March 31, 2019
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other income (loss)	Income before income tax (loss)	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (m)
GAAP Reported	$521,566	$303,012	$24,286	$194,268	37%	$29,371	$65,434	$1,687	$369,499	$(271,723)	$(64,392)	$(336,115)	$(71,594)	$(264,521)	$(7.01)
Adjustments:
Depreciation of fixed assets step-up (a)	—	(2,459)	—	2,459		—	—	—	—	2,459	—	2,459	—	2,459
Amortization of intangibles (b)	—	—	(24,286)	24,286		—	—	—	—	24,286	—	24,286	—	24,286
Cody API business Held for Sale (c)	—	(4,828)	—	4,828		(1,637)	(945)	—	—	7,410	—	7,410	—	7,410
Depreciation on capitalized software costs (d)	—	—	—	—		—	(3,175)	—	—	3,175	—	3,175	—	3,175
Legal and financial advisory costs (e)	—	—	—	—		—	(3,389)	—	—	3,389	—	3,389	—	3,389
Decommissioning of Philadelphia sites (f)	—	(4,025)	—	4,025		—	—	—	—	4,025	583	4,608	—	4,608
Restructuring expenses (g)	—	—	—	—		—	—	(1,687)	—	1,687	—	1,687	—	1,687
Asset impairment charges (h)	—	—	—	—		—	—	—	(369,499)	369,499	—	369,499	—	369,499
Non-cash interest (i)	—	—	—	—		—	—	—	—	—	13,448	13,448	—	13,448
Loss on extinguishment of debt (j)	—	—	—	—		—	—	—	—	—	413	413	—	413
Other (k)	—	(1,751)	—	1,751		(210)	(3,789)	—	—	5,750	637	6,387	—	6,387
Tax adjustments (l)	—	—	—	—		—	—	—	—	—	—	—	95,066	(95,066)

Non-GAAP Adjusted	$521,566	$289,949	$—	$231,617	44%	$27,524	$54,136	$—	$—	$149,957	$(49,311)	$100,646	$23,472	$77,174	$1.98

(a)	To exclude depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	To exclude the operating results of the Cody API business Held for Sale which was classified as Held for Sale as of September 30, 2018
(d)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(e)	To exclude legal and financial advisory costs primarily related to exploring and evaluating debt and capital structure alternatives, including the December 2018 amendment to our Credit Agreement
(f)	To exclude the costs associated with the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites
(g)	To exclude expenses associated with the 2016 Restructuring Plan as well as the Cody Restructuring Plan
(h)	To exclude asset impairment charges related to goodwill and other long-lived assets
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To exclude the loss on extinguishment of debt related to open market repurchases of Term Loans
(k)

To primarily exclude separation costs related to the Company’s cost reduction plan, a special recognition incentive payment, as well as reversals of indemnified unrecognized tax benefits due to expirations in the statute of limitations

(l)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(m)	The weighted average share number for the nine months ended March 31, 2019 is 37,729,099 for GAAP and 39,066,670 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

	Nine months ended March 31, 2018
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Acquisition and integration- related expenses	Restructuring expenses	Loss on sale of intangible asset	Operating income	Other income (loss)	Income before income tax	Income tax expense	Net income	Diluted earnings per share (j)
GAAP Reported	$513,652	$267,503	$23,971	$222,178	43%	$20,861	$61,643	$83	$2,983	$15,514	$121,094	$(57,759)	$63,335	$23,286	$40,049	$1.05
Adjustments:
Depreciation of Fixed Assets step-up (a)	—	(4,005)	—	4,005		—	—	—	—	—	4,005	—	4,005	—	4,005
Amortization of intangibles (b)	—	—	(23,971)	23,971		—	(582)	—	—	—	24,553	—	24,553	—	24,553
Acquisition and integration-related expenses (c)	—	—	—	—		—	—	(83)	—	—	83	—	83	—	83
Restructuring expenses (d)	—	—	—	—		—	—	—	(2,983)	—	2,983	—	2,983	—	2,983
Loss on sale of intangible asset (e)	—	—	—	—		—	—	—	—	(15,514)	15,514		15,514	—	15,514
Non-cash interest (f)	—	—	—	—		—	—	—	—	—	—	15,656	15,656	—	15,656
Litigation settlement gain (g)	—	—	—	—		—	—	—	—	—	—	(3,500)	(3,500)	—	(3,500)
Other (h)	—	—	—	—		—	(7,405)	—	—	—	7,405	—	7,405	—	7,405
Tax adjustments (i)	—	—	—	—		—	—	—	—	—	—	—	—	12,978	(12,978)

Non-GAAP Adjusted	$513,652	$263,498	$—	$250,154	49%	$20,861	$53,656	$—	$—	$—	$175,637	$(45,603)	$130,034	$36,264	$93,770	$2.46

(a)	Relates to depreciation of a fair value step-up in property, plant and equipment related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”)
(b)	Relates to amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.
(c)	Relates to acquisition and integration-related expenses primarily related to the acquisition of KUPI
(d)	To exclude expenses associated with the 2016 Restructuring Plan
(e)	To exclude a loss realized on a sale of an intangible asset
(f)	To exclude non-cash interest expense primarily associated with debt issuance costs
(g)	To exclude a settlement gain associated with patent litigation
(h)

To exclude separation benefits associated with the former Chief Executive Officer as well as a reversal of indemnified unrecognized tax benefits due to expirations in the statute of limitations, related to the KUPI acquisition

(i)

To exclude the impact of the revaluation of net long term deferred tax assets related to the Tax Cut and Jobs Act legislation (“2017 Tax Reform”), partially offset by the tax effect of the pre-tax adjustments included at applicable tax rates as well as the reversal of indemnified unrecognized tax benefits related to the KUPI acquisition

(j)	The weighted average share number for the nine months ended March 31, 2018 is 38,112,193 for both the GAAP and the non-GAAP earnings per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2019 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted

Net sales	$640 - $645	-		$640 - $645
Gross margin percentage	approx. 37%	7%	(a)	approx. 44%
R&D expense	$37 - $38	($2)	(b)	$35 - $36
SG&A expense	$82 - $84	($12 - $13)	(c)	$70 - $71
Restructuring expense	$2 - $3	($2 - $3)	(d)	-
Asset impairment charges	$369	($369)	(e)	-
Interest and other	$84 - $85	($19)	(f)	$65 - $66
Effective tax rate	approx. 22%	1%	(g)	approx. 23%
Capital expenditures	$28 - $31	-		$28 - $31

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. (“KUPI”) and, to a lesser extent, the cost of sales associated with the Cody API business which was classified as Held For Sale as of September 30, 2018

(b) To exclude R&D expense associated with the Cody API business

(c) To exclude various expenses associated with the Company’s overall cost savings initiatives, which includes the Cody API business; legal and financial advisory costs; as well as nonrecurring compensation-related expenses.  In addition, it also excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2016 Restructuring Plan and Cody Restructuring Plan

(e) To exclude asset impairment charges related to goodwill and other long-lived assets

(f) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs and the loss on extinguishment of debt related to open market repurchases of Term Loans

(g) The adjustment reflects the impact of tax credits and deductions relative to expected annual pre-tax income

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
(in thousands)	March 31,		March 31,
Medical Indication	2019	2018	2019	2018
Antibiotic	$3,789	$3,801	$12,066	$10,701
Anti-Psychosis	20,616	9,336	45,540	47,127
Cardiovascular	22,783	18,514	70,233	39,955
Central Nervous System	9,424	8,395	22,808	24,137
Gallstone	3,041	3,828	7,744	15,674
Gastrointestinal	11,735	16,562	36,783	46,171
Glaucoma	659	875	1,719	5,706
Migraine	9,846	12,888	32,134	43,387
Muscle Relaxant	3,238	3,299	9,538	10,309
Pain Management	5,856	6,594	19,771	18,483
Respiratory	498	2,324	2,676	6,200
Thyroid Deficiency	55,210	69,975	197,564	185,983
Urinary	2,105	33	5,262	5,870
Other	16,062	12,376	37,230	38,178
Contract Manufacturing revenue	7,932	5,586	20,498	15,771
Net Sales	$172,794	$174,386	$521,566	$513,652

NET SALES, EXCLUDING LEVOTHYROXINE $ in millions *Guidance at 05/06/2019 Net Sales Growth by Quarter - Fiscal 2019 $101.2 $105.2 $117.6 $121.0* $95 $105 $115 $125 Q1 Q2 Q3 Q4

PROGRESSION OF DEBT PAYDOWN Since Dec. 1, 2017, cumulative paydown of ~$146 million, of which $50 million were voluntary payments Trading prices of Term A and Term B Loans have rebounded; Term A approaching par value Cash balance ~$205 million at March 31, 2019 Cumulative Payments Term A / Term B Debt Balance $1,160.0 $1,035.4 $982.3 $897.3 $822.9 $124.6 $177.7 $262.7 $337.1 0 100 200 300 400 $500 $700 $900 $1,100 $1,300 11/25/2015 6/30/2016 6/30/2017 6/30/2018 3/31/2019 Debt Repayments - Since Inception (Nov 25, 2015 ) ($ in millions) Term A / Term B Debt Balance Cumulative Payments